UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2021

Mercato Partners Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41017	86-2230021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2750 E. Cottonwood Parkway Suite #500 Cottonwood Heights, Utah	84121
(Address of Principal Executive Offices)	(Zip Code)

(801) 220-0055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one warrant	MPRAU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	MPRA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	MPRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.02.	Unregistered Sales of Equity Securities.

As previously disclosed in its Current Report on Form 8-K (the “IPO Closing 8-K”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 8, 2021, Mercato Partners Acquisition Corporation, a Delaware corporation (the “Company”), consummated its initial public offering (the “IPO”) and the sale of 20,000,000 units (the “Units”) on November 8, 2021. Each Unit consists of one share of Class A common stock, $0.0001 par value (“Class A Common Stock”) and one-half (1/2) of one redeemable warrant to purchase one share of Class A Common Stock (“Public Warrant”). Each whole Public Warrant is exercisable for one share of Class A Common Stock at a price of $11.50 per full share. The Units were sold at an offering price of $10.00 per unit, and the IPO generated aggregate gross proceeds to the Company of $200,000,000. In connection with the IPO, the underwriter was granted an option (the “Overallotment Option”) to purchase up to an additional 3,000,000 Units (“Overallotment Units”) solely to cover overallotments, if any, at an offering price of $10.00 per Overallotment Unit. On November 19, 2021, the underwriter exercised the Overallotment Option in full and, on November 23, 2021, purchased 3,000,000 Overallotment Units, generating gross proceeds of $30,000,000.

Simultaneously with the sale of the Overallotment Units, on November 23, 2021, the Company consummated a second closing of the private placement (“Private Placement”) of an aggregate of 1,050,000 additional warrants (the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant, with Mercato Partners Acquisition Group, LLC (the “Sponsor”) pursuant to a Private Placement Warrants Purchase Agreement dated as of November 3, 2021 (the “Private Placement Warrants Purchase Agreement”). The second closing of the Private Placement generated additional aggregate gross proceeds of $1,050,000. The Private Placement Warrants are identical to the warrants sold as part of the Units in the IPO except that, if held by the Sponsor or its permitted transferees, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption under certain redemption scenarios and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination. The Private Placement Warrants were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 8.01.	Other Events.

A total of $233,450,000 (which amount includes $8,050,000 of deferred underwriting commissions) of the net proceeds from the IPO (including the sale of the Overallotment Units) and the sale of the Private Placement Warrants in the first and second closings under the Private Placement Warrants Purchase Agreement, have been placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds in the trust account that may be released to the Company to pay its taxes, the proceeds from the IPO and the Private Placement held in the trust account will not be released until the earliest of (a) the completion of the Company’s initial business combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s Second Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of its obligation to allow redemption in connection with its initial business combination or to redeem 100% of its public shares if the Company does not complete its initial business combination within 15 months from the closing of the IPO (or an additional three months beyond the initial 15 months (the “Extension Period”), if the Company extends the period of time to consummate a business combination, subject to the Sponsor depositing additional funds into the trust account as described in more detail in the Registration Statement) or (ii) with respect to any other provisions relating to stockholders’ rights or pre-initial business combination activity, and (c) the redemption of all of the Company’s public shares if it has not completed its business combination within 15 months from the closing of the IPO or during the Extension Period, subject to applicable law.

On November 23, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the exercise of the Overallotment Option in full and the sale of the Overallotment Units.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibits

99.1	Press Release, dated November 23, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercato Partners Acquisition Corporation

Date: November 23, 2021	By:	/s/ Scott Klossner
	Name:	Scott Klossner
	Title:	Chief Financial Officer

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